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                                 LIMITED GUARANTY
                              (SECONDARY FRANCHISEE)

"EFFECTIVE DATE:"         ______________  __,  1999

"INVESTOR:"               _____________________,
                        a _________  __________

"BORROWER:"               _____________________

"OTHER GUARANTORS:"       _____________________

"PRINCIPAL AMOUNT:"     $ _____________________

"LOAN DATE:"              ______________  __, ____

"APPLICABLE STATE:"       _____________________


     THIS LIMITED GUARANTY ("Limited Guaranty") is made as of the Effective Date by SCHLOTZSKY'S, INC., a Texas corporation (hereinafter "Guarantor") in favor of Investor.

                                  R E C I T A L S:

     A. Investor has agreed to purchase from Schlotzsky's Real Estate, Inc., a Texas corporation (hereinafter "SREI") a loan made by SREI to Borrower in the Principal Amount (the "Loan"), evidenced by a promissory note dated the Loan Date (the "Note"), secured by a mortgage or deed of trust (the "Mortgage") and other security instruments of even date therewith, and guaranteed by the Other Guarantors by a Guaranty (the "Guaranty") of even date therewith (the Note, the Mortgage, the Guaranty and all other documents executed by Borrower in connection with the Loan including, without limitation, a certain Certificate and Indemnity Agreement Regarding Hazardous Substances, are collectively called the "Loan Documents").

     B. As a condition precedent to purchasing the Loan, Investor requires the execution of this Limited Guaranty by Guarantor and Investor will be relying on this Limited Guaranty in purchasing the Loan.

     In consideration of Investor's purchasing the Loan, and as an inducement to Investor to do so, Guarantor hereby agrees, warrants and covenants as follows:

     1. Guarantor hereby unconditionally, irrevocably and absolutely guarantees without demand by Investor the full and prompt payment when due, whether by acceleration or otherwise, of the entire amount of principal and accrued interest on the Note (other than any prepayment premium or penalty); provided, however, that (a) Guarantor's liability hereunder shall not exceed the amount of the Guaranty Limit (as defined in Section 16 hereof), and (b) Guarantor shall have no further obligations hereunder and this Limited Guaranty shall terminate as provided in Section 16 hereof. It is expressly understood that this Limited Guaranty covers (without limitation, but subject to the Guaranty Limit) all interest and default interest that would


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have accrued under the Note but for the commencement of a case under the
Federal Bankruptcy Code or any other similar federal or state law. All of the indebtedness, obligations and liabilities described in this paragraph are referred to herein, subject to the Guaranty Limit, as the "Guaranteed Obligations." This Limited Guaranty is a guaranty of payment and not merely of collection, and Guarantor hereby waives all rights which Guarantor may have, if any, to require that any action be brought against Borrower (or any other person or entity) or to require that resort be first made against any security provided under the Loan Documents prior to demanding and/or enforcing payment or performance hereunder.

     2. This Limited Guaranty shall take effect when received by Investor without the necessity of any acceptance by Investor or of any notice to Guarantor or to Borrower, shall be continuing and irrevocable, and shall remain in full force and effect (unless earlier terminated as provided in Section 1 above) until the Guaranteed Obligations are fully and finally paid. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Guaranteed Obligations and thereafter Investor is forced to remit, rescind or restore the amount of that payment under any federal or state bankruptcy law or law for the relief of debtors, or for any other reason, (a) the amount of such payment shall be considered to have been unpaid at all times for the purposes of enforcement of this Limited Guaranty, (b) the obligations of Borrower guarantied herein shall be automatically reinstated to the extent of such payment, and (c) Guarantor will, on demand, indemnify Investor and hold Investor harmless from all losses and all reasonable costs and expenses, including legal fees, incurred by Investor in connection with such remission, rescission or restoration up to (but not exceeding) an amount equal to the difference between the Guaranty Limit and all amounts paid under this Limited Guaranty by Guarantor.

     3. The obligations of Guarantor hereunder are separate and independent of the obligations of Borrower. This Limited Guaranty shall be fully enforceable against Guarantor notwithstanding any determination that the Loan Documents, or any part thereof, are not enforceable against Borrower for any reason.
Guarantor expressly agrees that a separate action may be brought against Guarantor on this Limited Guaranty whether or not Borrower is joined in such action.

     4. Guarantor represents, warrants, and covenants to Investor that Guarantor has derived or expects to derive financial and other advantages and benefits, directly or indirectly, from the making of this Limited Guaranty;
(b) Investor shall have no obligation to disclose to Guarantor any information or documents (financial or otherwise) heretofore or hereafter acquired by Investor in the course of its relationship with Borrower; and (c) this Limited Guaranty constitutes the entire agreement between Investor and Guarantor regarding the Guaranteed Obligations.

     5. Guarantor hereby agrees that Investor may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive, delay the exercise of, release, compromise, or grant indulgences in respect of any rights or remedies of Investor against Borrower or any surety or guarantor (including, without limitation, rights or remedies of Investor against Guarantor under this Limited Guaranty); (c) waive or delay the exercise of any rights or remedies of Investor in respect of any collateral or security interest now or hereafter held; (d) renew, extend, waive, extend, accelerate, or modify the terms of any Guaranteed Obligation or the obligations of any surety or guarantor, including, without limitation, changes


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to the rate of interest, or any instrument or agreement (including, without limitation, the Loan Documents) evidencing or relating to the same; (e) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment; or (f) adjust, compromise or receive less than the amount due upon any collateral or the Guaranteed Obligations, and enter into any accord and satisfaction or novation agreement with respect to the same as Investor shall deem advisable.

     6. Guarantor waives notice of (a) Investor's acceptance of this Limited Guaranty and its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Guaranteed Obligations or any terms or amounts thereof or any change therein; (c) any default by Borrower or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Limited Guaranty); (e) the obtaining of any pledge, assignment or other security for any Guaranteed Obligations; (f) the release of Borrower or any surety or guarantor; (g) the release of any collateral; (h) any change in Borrower's business or financial condition; (i) any renewal, extension or modification of the term of any Guaranteed Obligation or of the obligations or liabilities of any surety or guarantor or of any instruments or agreements evidencing the same; (j) any acts or omissions of Investor consented to in
Section 5 hereof; and (k) any other demands or notices whatsoever with respect to the Guaranteed Obligations or this Limited Guaranty. Guarantor further waives notice of presentment, demand, protest, notice of nonpayment, notice of intent to accelerate, and notice of protest in relation to any instrument or agreement evidencing any Guaranteed Obligation.

     7. Guarantor expressly waives any and all rights and defenses arising by reason of (a) any "one-action" or "anti-deficiency" law or any other law which may prevent Investor from bringing any action, including a claim for deficiency against Guarantor, before or after Investor's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Investor which destroys or otherwise adversely affects the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower for reimbursement, including without limitation any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Guaranteed Obligations; (c) any disability or defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than full and final payment in legal tender of the Guaranteed Obligations; or (d) any right to claim discharge of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations. Guarantor further waives (x) any right to cause a marshalling of Borrower's assets, (y) all rights of set-off and counterclaims. Guarantor agrees that Investor may proceed against any collateral securing the Guaranteed Obligations by way of either judicial or nonjudicial foreclosure. Guarantor understands that a nonjudicial foreclosure of any deed of trust securing the Guaranteed Obligations could impair or eliminate any subrogation or reimbursement rights Guarantor may have against Borrower, nevertheless Guarantor hereby waives and relinquishes any defense based upon the loss of any such reimbursement or subrogation rights or any other defense which may otherwise arise therefrom and any defense that may arise out of election of remedies, discharge or satisfaction of the Guaranteed Obligations. In the event any such deed of trust is foreclosed judicially or nonjudicially, the liability of Guarantor under this Limited Guaranty shall be that portion of the Guaranteed Obligations (not to exceed the Guaranty Limit) representing a deficiency resulting from a judicial or nonjudicial sale, i.e., the difference between the amount due and owing on the Guaranteed Obligations on the day of the foreclosure sale and the amount of the successful bid at any such judicial or nonjudicial foreclosure sale. Guarantor hereby waives the right to object to the amount which may be bid by Investor at such foreclosure sale.


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     8.   No act or omission of any kind or at any time on the part of Investor with respect to any matter whatsoever shall in any way affect or impair this Limited Guaranty, it being the intention hereof that Guarantor shall remain liable as principal on the Guaranteed Obligations (not to exceed the Guaranty Limit) notwithstanding any act, omission or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which they may be entitled by statute or otherwise.

     9. Guarantor acknowledges that Investor may obtain other guaranties and collateral to secure the repayment of the Guaranteed Obligations. Guarantor represents and warrants to Investor, however, that in making this Limited Guaranty it is not relying upon Investor's obtaining any guaranty agreements (other than the Guaranty) or any collateral pledged or assigned to secure repayment of the Guaranteed Obligations. Guarantor specifically acknowledges that Investor's obtaining any such guaranty agreements (other than the Guaranty) or collateral is not a condition to the enforcement of this Limited Guaranty.
If Investor should simultaneously or hereafter elect to attempt to take additional guaranty agreements or collateral to secure repayment of the Guaranteed Obligations and if its efforts to do so should fail in any respect including, without limitation, a determination that the agreement purporting to provide such additional guaranty or security interest is invalid or unenforceable for any reason, this Limited Guaranty shall, nonetheless, remain in full force and effect.

     10. This Limited Guaranty shall inure to the benefit of Investor, and Investor's successors and assigns, and shall be binding upon Guarantor and its successors and assigns. Investor may, with written notice to Guarantor, sell, assign or transfer the Note, with or without any security therefor, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Loan and the Note shall have the right to enforce this Limited Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as though such parties were herein by name specifically given those rights, powers and benefits.

     11. Guarantor agrees to pay all costs and expenses which may be incurred by Investor in the enforcement of this Limited Guaranty, including reasonable attorneys' fees and including all costs and reasonable attorneys' fees incurred in any bankruptcy or insolvency proceeding involving Guarantor or on appeal to one or more appellate courts.

     12. This Limited Guaranty shall be governed by and construed and enforced under the laws of the Applicable State.

     13. No delay on the part of Investor in exercising any right, power or privilege under this Limited Guaranty shall operate as a waiver of any such right, power or privilege, nor shall any exercise or waiver of any privilege or right preclude any other or further exercise of such privilege or right or the exercise of any other right, power or privilege. All of Investor's rights and remedies shall be cumulative. In the event Investor in its sole discretion elects to give notice of any action with respect to the sale of collateral, if any, securing the Guaranteed Obligations or any part thereof, Guarantor agrees that ten (10) days prior written notice shall be deemed reasonable notice of any matters contained in such notice.

     14. If any provision of this Limited Guaranty or any portion of any provision of this Limited Guaranty shall be deemed to be invalid, illegal or unenforceable, such invalidity,


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illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Limited Guaranty shall be deemed severable from all other provisions hereof.

     15. All agreements between Guarantor and Investor, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of the Loan or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Investor under or in connection with the Loan exceed the maximum amount permissible under applicable law. All interest paid or agreed to be paid to Investor shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal balance of the Loan so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. Investor expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Guarantor and Investor.

     16. The term "Guaranty Limit," as used herein, shall mean an amount determined in accordance with the following provisions. The obligations of Guarantor hereunder shall not exceed an amount equal to twenty-five percent (25%) of the Principal Amount. At the end of three (3) years from the Effective Date, a Debt Service Coverage test shall be performed by Investor with respect to Borrower. If the Borrower's Debt Service Coverage for the twelve (12) month period immediately preceding the expiration of such three (3) year period is 1.2 or greater, then this Limited Guaranty shall thereupon automatically terminate and Guarantor shall have no further obligations hereunder. If, however, the Borrower's Debt Service Coverage for such period is less than 1.2, then this Limited Guaranty shall continue for an additional twelve (12) month period; provided further however, that the Guaranty Limit for such additional period shall not exceed an amount equal to fifteen percent (15%) of the Principal Amount. At the end of such twelve month period, the Borrower's Debt Service Coverage will again be tested as described above. If the result is 1.2 or greater, this Limited Guaranty shall thereupon automatically terminate and Guarantor shall have no further obligations hereunder; otherwise this Limited Guaranty shall continue for a fifth (5th) year and the Guaranty Limit shall continue to be an amount no greater than fifteen percent (15%) of the Principal Amount. At the end of the fifth (5th) year, this Limited Guaranty shall automatically terminate and Guarantor shall have no further obligations hereunder regardless of the then Debt Service Coverage, hereof, unless an Event of Default (as defined in the Note) exists on the date which is the end of such fifth (5th) year and is not cured is not waived by Investor. For purposes of the above, "Debt Service Coverage" shall be defined as "Cash Flow" divided by "Debt Service." "Cash Flow" shall be defined as net income plus depreciation plus interest expense plus or minus extraordinary non-cash expenses or income minus the salary for Borrower's owner minus such owner's draws or distributions. "Debt Service" shall be defined as regularly scheduled debt payments of the Borrower, including principal and interest. The provisions of this Section 16 shall govern any contrary or inconsistent provisions of this Limited Guaranty.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the Effective Date.

                                       GUARANTOR:

                                       SCHLOTZSKY'S, INC.



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                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                       ADDRESS:

                                       203 Colorado Street
                                       Austin, Texas 78701









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